Exhibit 10.3
                                    AGREEMENT

         This Agreement (the "Agreement") is made as of the 24th day of February, 2006 by and among Ranor Acquisition LLC, a Delaware limited liability company with an office c/o Andrew A. Levy 900 Third Avenue, New York, New York 10022 ("Ranor"), Lounsberry Holdings II, Inc., a Delaware corporation having its offices at One Bella Drive, Westminster, Massachusetts 01473 (the "Issuer"), the persons named in Schedule A to this Agreement (each a "Member" and collectively, the "Members"), having the addresses set forth on said Schedule A.

                              W I T N E S S E T H:

         WHEREAS, Ranor is a party to a stock purchase agreement dated August 17, 2005, by and among Ranor, the stockholders of Ranor, Inc., a Delaware corporation (the "Company"), and the Company, which agreement, as amended through the Closing, as hereinafter defined, is referred to as the "Purchase Agreement," pursuant which Ranor has agreed to acquire all of the issued outstanding capital stock of the Company (the "Company Stock"), and

         WHEREAS, Ranor desires to assign to the Issuer, and the Issuer is willing (a) to accept the assignment from Ranor of the Purchase Agreement and
(b) to purchase the Company Stock all on and subject to the terms of this Agreement and the Purchase Agreement; and

         WHEREAS, the Issuer is willing to sell shares of series A convertible preferred stock, par value $.0001 per share, which is a newly-created series of preferred stock ("Preferred Stock"), to Barron Partners pursuant to a Preferred Stock Purchase Agreement (the "Preferred Stock Agreement"), and warrants to purchase shares of Common Stock, the proceeds of which sale are intended to provide the Company with a portion of the purchase price payable pursuant to the Purchase Agreement; and

         WHEREAS, the Members constitute all of the members of Ranor, and they have advanced the sum of $115,000 in on behalf of the Issuer in connection with the transactions contemplated by the Purchase Agreement and the Preferred Stock Agreement, desire to purchase an aggregate of 7,697,000 shares (the "New Shares") of common stock, par value $.0001 per share ("Common Stock") of the Issuer, and the Issuer is willing to sell the New Shares to the Members; and

         WHEREFORE, the parties to hereby agree as follows:

      1. Assignment of the Purchase Agreement. Subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties, covenants and agreements contained in this Agreement, at or prior to the Closing, as hereinafter defined:

            (a) Ranor shall assign to the Issuer all of its rights under the Purchase Agreement.

            (b) The Issuer shall accept the assignment of the Purchase Agreement and perform Ranor's obligations under the Purchase Agreement to purchase the Company Stock, subject to the Issuer receiving from Ranor or from sources provided by Ranor funding sufficient to enable the Issuer to perform such obligations as hereinafter provided.

      2. Closing.

            (a) The closing of the transactions contemplated hereunder (the "Closing") on such date and time as Ranor and the Issuer may mutually agree upon (the "Closing Date"), but in no event shall the Closing be later than February 28, 2006, unless the parties mutually agree to extend the closing deadline to a later date.


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

            (b) At the Closing, Ranor will assign the Purchase Agreement to the Issuer, and the Issuer will accept the assignment and purchase the Company Stock, subject to the terms of this Agreement, including the receipt by the Issuer of funding sufficient to enable the Issuer to complete the acquisition contemplated by the Purchase Agreement.

      3. Representations and Warranties of the Members. Each Member hereby severally represents, warrants, covenants and agrees as follows:

            (a) Such Member understands that the offer and sale of the New Shares is being made only by means of this Agreement and understands that the Company has not authorized the use of, and the Member confirms that he or she is not relying upon, any other information, written or oral, other than material contained in this Agreement. Such Member is aware that the acquisition of the New Shares involves a high degree of risk and that such Member may sustain, and has the financial ability to sustain, the loss of his or her entire investment, understands that no assurance can be given that the Company will be profitable in the future, that there is no public market for the Common Stock, and the Issuer can give no assurance that there will ever be a public market for the Common Stock. Furthermore, in subscribing for the New Shares, such Member acknowledges it is not relying upon any projections or any statements of any kind relating to future revenue, earnings, operations or cash flow in making an executing this Agreement and acquiring the New Shares.

            (b) Such Member represents to the Company that he or she is an accredited investor within the meaning of Rule 501 of the Commission under the Securities Act of 1933, as amended (the "Securities Act") and it understands the meaning of the term "accredited investor." The requirements for an accredited investor as set forth in Exhibit A. Such Member further represents that he or she has such knowledge and experience in financial and business matters as to enable the Member to understand the nature and extent of the risks involved in purchasing the New Shares. Such Member is fully aware that such investments can and sometimes do result in the loss of the entire investment. Such Member has engaged his or her own counsel and accountants to the extent that the Member deems it necessary.

            (c) Such Member is acquiring the New Shares pursuant to this Agreement for his or her own account, for investment and not with a view to the sale or distribution thereof, for the Member's own account and not on behalf of others; has not granted any other person any interest or participation in or right or option to purchase all or any portion of the New Shares; is aware that the New Shares are restricted securities within the meaning of Rule 144 of the Commission under the Securities Act, and may not be sold or otherwise transferred other than pursuant to an effective registration statement or an exemption from registration; and understands and agrees that the certificates for the New Shares shall bear the Company's standard investment legend. The Member understands the meaning of these restrictions.

            (d) The Member will not transfer any New Shares except in compliance with all applicable federal and state securities laws and regulations, and, in such connection, the Company may request an opinion of counsel reasonably acceptable to the Company as to the availability of any exemption.

            (e) Such Member represents and warrants that no broker or finder was involved directly or indirectly in connection with his or her purchase of the New Shares pursuant to this Agreement. Such Member shall indemnify the Company and hold it harmless from and against any manner of loss, liability, damage or expense, including fees and expenses of counsel, resulting from a breach of the Member's warranty contained in this Paragraph 3(f).


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

            (f) Such Member understands that he or she has no registration rights with respect to the New Shares except as set forth in Exhibit B to this Agreement.

            (g) Such Member represents and warrants that the address set forth on Schedule A to this Agreement is its true and correct address, and understands that the Company will rely on this representation in making filings under state securities or blue sky laws.

      4. Restriction on Sales. No Member may sell any New Shares for a period of twelve months following the issuance of the New Shares (the "Lock-up Period"). No Member shall sell more than 10% of his or her New Shares in the public market in the twelve-month period following the expiration of the Lock-up Period or more than an additional 10% of his or her New Shares during the following twelve-month period. Any sales that a Member is permitted to make pursuant to this Section 4 may be made pursuant to either Rule 144 or any registration statement which may cover such shares. Any transferee of New Shares shall be subject to the same restrictions as are set forth in this Section 4.

      5. Representations and Warranties of Ranor. Ranor hereby makes the following representations and warranties to the Issuer, none of which shall survive the Closing:

            (a) Ranor has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder, and has the right, under the Purchase Agreement, to assign its obligations under the Purchase Agreement to the Issuer.

            (b) Ranor is a limited liability company organized, existing and in good standing under the laws of the State of Delaware. Ranor has the power to own its properties and to carry on its business as now being conducted. Ranor is not in violation of its operating agreement. No consent, approval or agreement of any Person is required to be obtained by Ranor in connection with the execution and performance by Ranor of this Agreement or the execution and performance by Ranor of any agreements, instruments or other obligations entered into in connection with this Agreement.

            (c) No consent, approval or agreement of any Person is required to be obtained by Ranor in connection with the execution and performance by Ranor of this Agreement.

      6. Representations and Warranties of the Issuer. The Issuer hereby represents and warrants to the Members as follows:

            (a) General.

                  (i) The Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Issuer does not have any equity investment or other interest, direct or indirect, in, or any outstanding loans, advances or guarantees to or on behalf of, any domestic or foreign corporation, limited liability company, association, partnership, joint venture or other entity.

                  (ii) Complete and correct copies of the Issuer's certificate of incorporation and by-laws are available for review on the Edgar system maintained by the U.S. Securities and Exchange Commission (the "Commission").


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

                  (iii) The Issuer has full power and authority to carry out the transactions provided for in this Agreement, and this Agreement constitutes the legal, valid and binding obligations of the Issuer, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency and other laws of general application affecting the enforcement of creditor's rights and except that any remedies in the nature of equitable relief are in the discretion of the court. All necessary action required to be taken by the Issuer for the consummation of the transactions contemplated by this Agreement has been taken.

                  (iv) The New Shares, when issued pursuant to this Agreement, will be duly and validly authorized and issued, fully paid and non-assessable. The issuance of the New Shares to Members is exempt from the registration requirements of the Securities Act, pursuant to an exemption provided by Section 4(2) thereunder.

            (b) SEC Documents. The Issuer is registered pursuant to Section 12 of the Exchange Act and it current with its reporting obligations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). None of the Issuer's filings made pursuant to the Exchange Act (collectively, the "Issuer SEC Documents") contains any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Issuer SEC Documents, as of their respective dates, complied in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder, and are available on the Commission's EDGAR system.

      7. Conditions to the Obligation of Members and the Issuer. The obligations of Members and the Issuer under this Agreement are subject to the completion of the sale of preferred stock and warrants to Barron Partners pursuant to an agreement between the Issuer and Barron Partners prior to or contemporaneously with the exchange contemplated by this Agreement.

      8. Miscellaneous.

            (a) This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof, superseding any and all prior or contemporaneous oral and prior written agreements, understandings and letters of intent. This Agreement may not be modified or amended nor may any right be waived except by a writing which expressly refers to this Agreement, states that it is a modification, amendment or waiver and is signed by all parties with respect to a modification or amendment or the party granting the waiver with respect to a waiver. No course of conduct or dealing and no trade custom or usage shall modify any provisions of this Agreement.

            (b) This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

            (c) This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

            (d) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document.

            (e) The various representations, warranties, and covenants set forth in this Agreement or in any other writing delivered in connection therewith shall survive the issuance of the Shares.


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

            (f) If the Member is a resident of a state set forth in Exhibit C to this Agreement or if the Member negotiates the purchase of the Shares from or receives this Agreement while in Florida, the provisions of such Exhibit C relating to the Member's purchase of the Shares are incorporated as if set forth in full in this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first aforeseaid.

                                       /s/ Andrew A. Levy
                                       -----------------------------------
                                       Andrew A. Levy


                                       /s/ James G. Reindl
                                       -----------------------------------
                                       James G. Reindl

                                       REDSTONE CAPITAL CORP.


                                       By: /s/ Andrew A. Levy
                                          --------------------------------
                                       Name:  Andrew A. Levy
                                       Title: President


                                       /s/ Stanley Youtt
                                       -----------------------------------
                                       Stanley Youtt


                                       /s/  Martin Daube
                                       -----------------------------------
                                       Martin Daube


                                       /s/ Larry Steinbrueck
                                       -----------------------------------
                                       Larry Steinbrueck


                                       /s Michael Holly
                                       -----------------------------------
                                       Michael Holly

                                       LOUNSBERRY HOLDINGS II, INC.



                                       By: /s/ James G. Reindl
                                          --------------------------------
                                          James G. Reindl, Chairman

                                       RANOR ACQUISITION LLC.


                                       By: /s/ Andrew A. Levy
                                          --------------------------------
                                          Andrew A. Levy, Manager



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                                                                      Schedule A

                                     Members

Name and Address                                                    No. Shares
----------------                                                    ----------
Andrew A. Levy                                                       2,825,300
900 Third Avenue, 13th floor
New York, NY 10022
Social Security No.

James G. Reindl                                                      3,095,300
347 E. Hillendale Road
Kennett Square, PA 19317
Social Security No.

Redstone Capital Corporation                                           250,000
c/o Andrew A. Levy
900 Third Avenue, 13th floor
New York, NY 10022
Taxpayer ID No.

Stanley Youtt                                                          796,000
5 Taymax Road
Westminster, MA 01473
Social Security No.

Martin Daube                                                           741,400


Social Security No.

Larry Steinbrueck                                                      204,000


Social Security No.

Michael Holly                                                           85,000


Social Security No.

Total                                                                7,997,000



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                                                                       Exhibit A

                              Accredited investors

A Member who meets any one of the following tests is an accredited investor:

         (a) The Member is an individual who has a net worth, or joint net worth with the Member's spouse, of at least $1,000,000.

         (b) The Member is an individual who had individual income of more than $200,000 (or $300,000 jointly with the Member's spouse) for the past two years, and the Member has a reasonable expectation of having income of at least $200,000 (or $300,000 jointly with the Member's spouse) for the current year.

         (c) The Member is an officer or director of the Company.

         (d) The Member is a bank as defined in section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity.

         (e) The Member is a broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934.

         (f) The Member is an insurance company as defined in section 2(13) of the Securities Act.

         (g) The Member is an investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act.

         (h) The Member is a small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958.

         (i) The Member is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

         (j) The Member is a private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940.

         (k) The Member is an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

         (l) The Member is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Commission under the Securities Act.


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

         (m) The Member is an entity in which all of the equity owners are accredited investors (i.e., all of the equity owners meet one of the tests for an accredited investor).

     If an individual Member qualifies as an accredited investor, such individual may purchase the Shares in the name of his or her individual retirement account ("IRA").



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

                                                                       Exhibit C

                              State Representations

         The following provisions are an integral part of this Agreement if the Member is a resident of the following state(s).

         1. Florida

         If the Member is a Florida resident or if the offer or sale occurs in Florida or if the Disclosure Material is delivered in Florida, the following shall apply:

         Pursuant to Section 517.061(11)(a)(5) of the Florida Statutes, Florida Members have a three day right to rescission. If a Florida resident has executed a subscription agreement, he or she may elect, within three business days after signing the subscription agreement, to withdraw from the subscription agreement and receive a full refund and return (without interest) of any money paid by him or her. A Florida resident's withdrawal will be without any further liability to any person. To accomplish such withdrawal, a Florida resident need only send a letter or telegram to the issuer at One Bella Drive, Westminster, Massachusetts 01473, Attention of Mr. James G. Reindl, Chairman, indicating his or her intention to withdraw. Such letter or telegram must be sent and postmarked prior to the end of the aforementioned third business day. If a Florida resident sends a letter, it is prudent to sent it by certified mail, return receipt requested, to insure that it is received and also to evidence the time and date when it is mailed. Should a Florida resident make this request orally, he or she should ask for written confirmation that his or her request has been received.

         2. Pennsylvania

         If the Member is a Pennsylvania resident, the following shall apply:

         Each person who accepts an offer to purchase securities exempted from registration by Section 203(d) of the Pennsylvania Securities Act of 1972, as amended, directly from the issuer or affiliate of the issuer, shall have the right to withdraw his or her acceptance without incurring any liability to the seller, underwriter (if any) or any other person within two business days from the date of receipt by the issuer of his or her written binding contract of purchase or, in the case of a transaction in which there is no binding contract of purchase, within two business days after he or she makes the initial payment for the securities being offered.

         Each Pennsylvania subscriber is prohibited from selling his or her Shares for a period of twelve months from the date of his or her purchase.




                                      C-1